STRICT FORECLOSURE AGREEMENT

This STRICT FORECLOSURE AGREEMENT (the "**Agreement**") is entered into as of August 1, 2009, by and between Vital Living, Inc., a Nevada Corporation ("**Vital Living**") and Ceautamed Worldwide, LLC, a Florida limited liability company ("**Ceautamed**"). Vital Living and Ceautamed are sometime collectively referred to herein as the "**Parties.**"

WITNESSETH:

WHEREAS, in December 2003 Vital Living issued to various investors senior secured convertible promissory notes ("**Vital Living Notes**") in the principal amount of approximately Four Million Two Hundred Twenty Six Thousand Four Hundred Forty Six Dollars ($4,226,446.00);

WHEREAS, in April 2007 NutraCea, a California corporation, purchased the Vital Living Notes from their holders ("**Holders**"). Pursuant to its purchase of the Vital Living Notes, NutraCea was assigned rights under the security agreement entered into by and among Vital Living and the original purchasers of the Vital Living Notes ("**Existing Security Agreement**");

WHEREAS, on September 3, 2008, NutraCea filed a complaint against Vital Living in Superior Court of Arizona, Maricopa County ("**Court**") (CV2008-021291) alleging breach of contract, common count, money lent, foreclosure, specific performance, and requesting injunctive relief ("**Action**");

WHEREAS, on July 29, 2009, Ceautamed, with the consent of Vital Living, purchased the Vital Living Notes from NutraCea as well as NutraCea's rights under the Existing Security Agreement and the Action (the "**Obligations**") pursuant to a **Purchase Agreement** (herein so called) between NutraCea and Ceautamed;

WHEREAS, the Parties desire, pursuant to Section 9-620 of the Uniform Commercial Code (A.R.S. §47-9620), that Ceautamed retain the Collateral set forth in Schedule "A" hereto free and clear of all liens, claims, interests and encumbrances, in full satisfaction of the Vital Living Notes, all interest accrued thereon, and each and every other obligation of Vital Living and its officers, agents, guarantors, and any other party obligated under the Notes, the Security Agreement or any of the Obligations;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. **Recitals Incorporated**. The recitals and prefatory phrases and paragraphs set forth above are hereby incorporated in full, and made a part of, this Agreement.

2. **Loan.** Ceautamed is the owner and holder of the Vital Living Notes and the Existing Security Agreement. The unpaid principal amount of the Vital Living Notes is Four Million Two Hundred Twenty Six Thousand Four Hundred Forty Six Dollars ($4,226,446.00) as of this date, excluding accrued but unpaid interest thereon. Interest continues to accrue at a rate of approximately __________ Dollars ($______) per day.

3. **Collateral**. Pursuant to the Existing Security Agreement, the Collateral set forth on Schedule "A" hereto has been pledged as security for the Vital Living Notes.

4. **Priority and Enforceability of Liens**. Vital Living confirms and agrees that pursuant to the Vital Living Notes and the Existing Security Agreement, Ceautamed holds a valid, enforceable lien upon, and security interest in, the Collateral.

5. **No Offsets**. Vital Living acknowledges and agrees that the sums described in Section 2 above are due and owing Ceautamed and that there are no defenses, counterclaims, setoffs, recoupments or other adverse claims or causes of action of any kind existing with respect to the foregoing amounts.

6. **Default**. Various defaults have occurred and are continuing under the Vital Living Notes, the Existing Security Agreements, and any other obligations related thereto, including without limitation, failure to make payment of all amounts due under the Vital Living Notes upon maturity thereof. The Action (as defined above) was filed on September 3, 2008 to enforce the rights granted under the Vital Living Notes and to foreclose on the Collateral.

7. **Foreclosure on Collateral**. Pursuant to Section 9-620 of the Uniform Commercial Code (A.R.S. §47-9620), Vital Living hereby agrees to, and by execution hereof, does hereby surrender and transfer to Ceautamed, and Ceautamed hereby agrees to accept, and by execution hereof, does accept, all of the Collateral set forth in Schedule "A" hereto free and clear of all liens, claims, interests and encumbrances, in full satisfaction of the Vital Living Notes, all interest accrued thereon, and each and every other obligation of Vital Living and its officers, agents, guarantors, and any other party obligated under the Notes, the Security Agreement or any of the Obligations, pursuant to the Strict Foreclosure Bill of Sale (the "**Bill of Sale**") attached hereto as Exhibit "1";

8. **Mutual Release**. Each of the Parties, on behalf of itself and each of its Related Persons, hereby releases and forever discharges the other Party, and each of the other Party's respective individual, joint or mutual, past, present and future representatives, officers, directors, employees, affiliates, members, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "**Releasee**" and collectively, "**Releasees**") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which either of the parties or any of their respective related persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date. Ceautamed agrees that the Release extends to the personal guaranty of Stuart Benson ("**Benson**") referred to in Section 4.1(c) of the Purchase Agreement, and any other obligation of Benson owed to NutraCea or Ceautamed, all such claims against Benson being deemed fully satisfied and released.

Each party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each party, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the parties or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release; and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of a party or any of his or its Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release. For purposes hereof, a "**Related Person**" of a Party is any person or entity that controls, is controlled by, or under common control with, a Party, and any shareholder, officer, director, member, manager or agent of a Party.

9. **Satisfaction of Judgment, Stipulation of Dismissal of Action**. Upon execution and delivery of the Bill of Sale, Ceautamed shall execute and cause to be filed with the Court the Stipulation to Dismiss Lawsuit attached hereto as Exhibit "2", fully and finally concluding and resolving the Action.

10. **Attorneys' Fees**. Should any proceeding or litigation be commenced between the parties hereto concerning the terms of this Agreement, or the rights and duties of the parties hereto, the prevailing party in such proceeding or litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for the prevailing party's attorneys' fees.

11. **Invalid Provisions**. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

12. **Binding Nature of Agreement; Assignment**. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign, delegate or transfer any of its obligations under this Agreement without the prior written consent of the other parties hereto.

13. **Headings**. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

14. **Costs and Expenses**. Each party hereto shall bear its own costs, including counsel fees and accounting fees, incurred in connection with the negotiation and preparation for the Closing under this Agreement and all matters incident thereto.

15. **Execution in Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument. This Agreement shall become binding when ne or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

16. **Number and Gender**. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, any other gender, masculine, feminine or neuter, as the context requires.

17. **Knowing Covenants**. The parties hereby represent to each other that the covenants and agreements provided for in this Agreement have been knowingly and voluntarily granted after thorough consultation with counsel as to the binding and irrevocable effect thereof. Based upon consultation with counsel, the parties hereby represent and warrant to each other that this Agreement is binding and enforceable in accordance with its terms; that all necessary corporate and governmental consents have been obtained and that each person executing this Agreement has actual authority to do so.

18. **Incorporation of Exhibits**. All Exhibits attached to this Agreement are incorporated herein by reference and are made part of the covenants of this Agreement whether or not the Exhibits are executed by any or all of the parties.

19. **No Other Parties to Benefit**. This Agreement is made for the sole benefit of the parties hereto and their successors and permitted assigns. Except as expressly provided herein (including, specifically in the release and indemnification provisions hereof), no other person or entity is intended to or shall have any rights or benefits hereunder, whether as third party beneficiaries or otherwise.

20. **Remedies**. In the event of a breach of this Agreement or any term hereof by any party, the other parties, shall have all rights and remedies available at law, in equity, or under the terms of this Agreement, including, without limitation, the right to seek injunctive relief and specific performance of any party's obligations hereunder. All rights and remedies of any party hereto shall be cumulative and the exercise of any right or remedy by any party shall not be deemed a waiver, relinquishment or abandonment of any other right or remedy, and shall not affect or limit in any way the future assertion of the same, or any other right or remedy, except to the extent otherwise expressly provided in this Agreement.

21. **Notice**. All notices provided for herein shall be hand delivered or sent by Federal Express or other reputable overnight courier or by certified or registered mail, return receipt requested, addressed to all parties hereto at the address designated for each party below or at such other address as the party who is to receive such notice may designate in writing delivered to all other parties hereto. Notice shall be deemed completed upon: (i) such hand delivery or courier delivery; or (ii) three (3) days after the deposit of same in a letter box or other means provided for the posting of mail, addressed to the party and with the proper amount of postage affixed thereto. Except as otherwise herein provided, actual receipt of notice shall not be required to effect notice hereunder. All payments required hereunder may be made by hand delivery or by regular mail or courier service and shall be deemed made upon such hand delivery or upon deposit, postage prepaid, in the United States mails, or with the designated courier. Each party shall promptly notify each other of any change of address.

If to Ceautamed: 3604 S. Ocean Blvd
#105
Highland Beach, FL 33487

If to Vital Living, Inc.: 1289 Clint Moore Rd
Boca Raton, FL 33487

22. **Governing Law; Forum; Venue**. The substantive laws of the State of Florida (without reference to choice of law principles) shall govern its interpretation and enforcement. Any action brought to interpret or enforce any provisions of this Agreement, or otherwise relating to or arising from this Agreement, shall be commenced and maintained in the appropriate Circuit Court in Florida, and each of the parties consents to jurisdiction and venue in such court for such purposes.

23. **Modification and Waiver**. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.

24. **Additional Instruments and Acts**. The parties to this Agreement shall execute (with acknowledgment or in affidavit form, if required) any further or additional instruments, and shall perform any acts, which are or may become necessary to effectuate and carry out the purposes of this Agreement.

25. **Authority**. By execution of this Agreement, the signatories hereto represent and warrant their authority to act in the capacity stated. By execution of this Agreement each party represents and warrants its right, power and authority to enter into and to perform its obligation under this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of August 1, 2009.

CEAUTAMED WORLDWIDE, LLC,
a Florida limited liability company

By: [signature]
Name: Ryan Benson
Its: CEO

VITAL LIVING, INC.,
a Nevada corporation

By: [signature]
Name: STUART BENSON
Its: CEO

SCHEDULE "A"

COLLATERAL

All of the assets of the Company, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all goods, equipment, inventory, documents, accounts, deposit accounts, chattel paper, instruments, investment property, money, general intangibles (including, but not limited to, intellectual property and all rights relating to such intellectual property), credits, claims, demands and any other property, rights and interests of Vital Living, all substitutions and replacements therefor and all products and proceeds thereof, new value thereof or proceeds of insurance thereon, and, without limiting in any manner the foregoing, all rights, title and interest in the products ("**Products**") and trademarks listed hereinbelow, including without limitation, (i) the inventory of Products owned by Vital Living, (ii) all of Vital Living's contractual rights and entitlements with regard to the distribution channels for such products; and (iii) all manufacturing rights for the Products (collectively, the "**Vital Living Assets**").

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Exhibit "1"

Strict Foreclosure Bill of Sale

EXHIBIT "1"

STRICT FORECLOSURE BILL OF SALE

THIS STRICT FORECLOSURE BILL OF SALE (the "**Bill of Sale**") is made as of this 1st day of August, 2009, by and between VITAL LIVING, INC., a Nevada corporation ("**Assignor**"), and CEAUTAMED WORLDWIDE, LLC, a Florida limited liability company ("**Assignee**").

RECITALS:

A. Assignor and Assignee entered into that certain Strict Foreclosure Agreement (the "**Agreement**"), of even date herewith, respecting the transfer of certain assets to Assignee (as described in the Agreement).

B. Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to those certain assets identified on the attached Exhibit "1" (the "**Assets**").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. **Transfer of Assets.**

Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignee's estate, right, title and interest in and to the Assets, and Assignee hereby accepts such assignment and transfer.

2. **Further Assurances.**

Assignor hereby covenants that Assignee will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees and assigns, any new or confirmatory instruments which Assignee, Assignee's successors, nominees

and assigns may reasonably request in order to fully assign and transfer to and vest in Assignee, or Assignee's successors, nominee and assigns, and to protect Assignee's or their right, title and interest in and to the Schroeders Assets.

3. **Binding Effect**.

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

4. **Applicable Law**.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Florida.

5. **Warranties, Representations and Covenants**.

This Bill of Sale is subject to the warranties, representations and covenants of the parties as set forth in the Agreement, which shall survive the execution and delivery of this instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Bill of Sale as of the day and year first above written.

"ASSIGNOR":

VITAL LIVING, INC.,
a Nevada corporation

By: STUART BENSON
(Printed Name)
Its: CEO

"ASSIGNEE":

CEAUTAMED WORLDWIDE, LLC,
a Florida limited liability company

By: RYAN Benson
(Printed Name)
Its: CEO

C:\Users\Rob\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\BYR5GWQN\Strict Foreclosure Bill of Sale.doc

EXHIBIT "1"

TO

STRICT FORECLOSURE BILL OF SALE

Assets

All Assets identified in the Strict Foreclosure Agreement (the "**Agreement**", including, without limitation, the following:

All of the assets of the Company, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all goods, equipment, inventory, documents, accounts, deposit accounts, chattel paper, instruments, investment property, money, general intangibles (including, but not limited to, intellectual property and all rights relating to such intellectual property), credits, claims, demands and any other property, rights and interests of Vital Living, all substitutions and replacements therefor and all products and proceeds thereof, new value thereof or proceeds of insurance thereon, and, without limiting in any manner the foregoing, all rights, title and interest in the products ("**Products**") and trademarks listed hereinbelow, including without limitation, (i) the inventory of Products owned by Vital Living, (ii) all of Vital Living's contractual rights and entitlements with regard to the distribution channels for such products; and (iii) all manufacturing rights for the Products (collectively, the "**Vital Living Assets**").

Alka Fizz First
90 Day Diary
Cookbook
7 Habits of Healthy
Rejuvenation Book
Omega 3 First
Dream Protein Chocolate
Dream Protein Vanilla
Greens First
Snap Lid Cups
Snap Lid Cups Custom
GF Travel Pack Counter Display
GF Travel Pack Loose
Herbal Cleanse First
Red Alert

Greens First
Dream Protein Vanilla
Dream Protein Chocolate
Product Catalog
User Guide

U:\ATTORNEYS\DIT\Vital Living 18672-1\Strict Foreclosure Bill of Sale.doc

Exhibit "2"

Stipulation to Dismiss Lawsuit

Designated Firm e-mail address
for official court documents:
courtdocs@mwmf.com

Timothy J. Thomason (#009869)
tim.thomason@mwmf.com
Michael J. Plati (#016705)
mike.plati@mwmf.com
MARISCAL, WEEKS, MCINTYRE
& FRIEDLANDER, P.A.
2901 North Central Avenue, Suite 200
Phoenix, Arizona 85012-2705
Phone: (602) 285-5000
Fax: (602) 285-5100

Attorneys for Defendant

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA

IN AND FOR THE COUNTY OF MARICOPA

NUTRACEA, a California corporation, Plaintiff, v. VITAL LIVING, INC., a Nevada corporation, and DOES 1-20, Defendant.	**NO. CV2008-021291** **ORDER DISMISSING LAWSUIT** (Assigned to the Honorable Hugh E. Hegyi)

Having received the parties' Stipulation to Dismiss Lawsuit and good cause appearing therefor,

IT IS HEREBY ORDERED THAT this lawsuit is dismissed, with prejudice, each party to bear their own attorneys' fees and costs.

DATED this _____ day of August, 2009.

____
The Honorable Hugh E. Hegyi